MARKET HUB PARTNERS STORAGE, L.P.                                   EXHIBIT 12.1
Computation of Ratios of Earnings to Fixed Charges
(in thousands)

                                                                       YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------------------
                                                           1995       1996       1997       1998       1999
                                                         --------   --------   --------   --------   --------
Fixed Charges as defined:
         (1) Interest on long-term debt ..............   $  2,246   $  2,934   $  4,752   $  8,951   $  9,892

         (2) One-third rent expense ..................         13         21         43         58         40
                                                         --------   --------   --------   --------   --------
         (3) Total fixed charges .....................   $  2,259   $  2,955   $  4,795   $  9,009   $  9,932
                                                         ========   ========   ========   ========   ========
Earnings as defined:

         (4) Earnings (loss) before extraordinary item   $  1,170   $  6,010   $ 10,049   $ 13,019   $ 11,302

         (5) Total fixed charges .....................      2,259      2,955      4,795      9,009      9,932
                                                         --------   --------   --------   --------   --------
         (6) Earnings (loss) before extraordinary
               item and fixed charges ................   $  3,429   $  8,965   $ 14,844   $ 22,028   $ 21,234
                                                         ========   ========   ========   ========   ========
Ratio of Earnings to Fixed Charges
   (line 6 divided by line 3) ........................        1.5        3.0        3.1        2.4        2.1
                                                         ========   ========   ========   ========   ========
Coverage Deficiency ..................................   $   --     $   --     $   --     $   --     $   --
                                                         --------   --------   --------   --------   --------
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